SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2009

Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 15, 2009, in connection with the previously announced follow-on equity offering by FBR Capital Markets Corporation (the “Company”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with a wholly owned subsidiary of Arlington Asset Investment Corp., as selling stockholder, and FBR Capital Markets & Co., as representative of the several underwriters named in Schedule I thereto. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. In addition, a copy of the Company’s related press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated June 15, 2009, among the Company, the selling stockholder named therein and FBR Capital Markets & Co., as representative of the several underwriters named in Schedule I thereto.

99.1	Press Release, dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: June 16, 2009	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 15, 2009, among the Company, the selling stockholder named therein and FBR Capital Markets & Co., as representative of the several underwriters named in Schedule I thereto.

99.1	Press Release, dated June 15, 2009.